Exhibit 99.2

Nasdaq: SFNC 2 nd Quarter 2023 Earnings Presentation Contents 3 Company Profile 4 Q2 Financial Highlights 12 Deposits, Securities, Liquidity, Interest Rate Sensitivity and Capital 18 Loan Portfolio 22 Credit Quality 26 Q2 23 Key Takeaways 28 Appendix

2 Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements . Certain statements by Simmons First National Corporation (the “Company”, which where appropriate includes the Company’s wholly - owned banking subsidiary, Simmons Bank) contained in this presentation may not be based on historical facts and should be considered "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements may be identified by reference to a future period(s) or by the use of forward - looking terminology, such as "anticipate," “believe,” “continue,” "estimate," "expect," "foresee,“ “indicate,” “plan,” “potential,” “project,” “target,” "may," "might," "will," "would," "could,“ “should,” “likely” or "intend," future or conditional verb tenses, and variations or negatives of such terms or by similar expressions . These forward - looking statements include, without limitation, statements relating to the Company’s future growth ; business strategies ; product development ; revenue ; expenses (including interest expense and non - interest expenses) ; assets ; loan demand (including loan growth, loan capacity, and other lending activity) ; deposit levels ; asset quality ; profitability ; earnings ; critical accounting policies ; accretion ; net interest margin ; noninterest income ; the Company's common stock repurchase program ; adequacy of the allowance for credit losses ; income tax deductions ; credit quality ; level of credit losses from lending commitments ; net interest revenue ; interest rate sensitivity (including, among other things, the potential impact of rising rates) ; loan loss experience ; liquidity ; capital resources ; future economic conditions and market risk ; interest rates ; the expected benefits, milestones, timelines, and costs associated with the Company’s merger and acquisition strategy and activity ; the Company’s ability to recruit and retain key employees ; increases in, and cash flows associated with, the Company’s securities portfolio ; legal and regulatory limitations and compliance and competition ; anticipated loan principal reductions ; plans for investments in and cash flows from securities ; projections regarding securities investments and maturities thereof ; statements contained in the “ 2023 Efficiency Targets Update” and “Long - Term Objectives” set forth on slide 11 ; the interest rate sensitivity estimates, as well as the estimated interest income effect of the fair value hedges, noted on slide 16 ; digital bank initiatives ; and dividends . Readers are cautioned not to place undue reliance on the forward - looking statements contained in this presentation in that actual results could differ materially from those indicated in or implied by such forward - looking statements due to a variety of factors . These factors include, but are not limited to, changes in the Company's operating or expansion strategy ; the availability of and costs associated with obtaining adequate and timely sources of liquidity ; the ability to maintain credit quality ; the effects of the pandemic on, among other things, the Company’s operations, liquidity, and credit quality ; changes in general market and economic conditions ; increased unemployment ; labor shortages ; possible adverse rulings, judgments, settlements and other outcomes of pending or future litigation ; the ability of the Company to collect amounts due under loan agreements ; changes in consumer preferences and loan demand ; the effectiveness of the Company's interest rate risk management strategies ; laws and regulations affecting financial institutions in general or relating to taxes ; the effect of pending or future legislation ; the ability of the Company to repurchase its common stock on favorable terms ; the ability of the Company to successfully manage and implement its acquisition strategy and integrate acquired institutions ; difficulties and delays in integrating an acquired business or fully realizing cost savings and other benefits of mergers and acquisitions ; changes in interest rates, deposit flows, real estate values, and capital markets ; increased inflation ; customer acceptance of the Company's products and services ; changes or disruptions in technology and IT systems (including cyber threats, attacks and events) ; changes in accounting principles relating to loan loss recognition (current expected credit losses, or CECL) ; the benefits associated with the Company’s early retirement program ; political crises, war, and other military conflicts (including the ongoing military conflict between Russia and Ukraine) or other major events, or the prospect of these events ; increased competition ; changes in governmental policies ; loss of key employees ; the soundness of other financial institutions and indirect exposure related to the closings of Silicon Valley Bank (“SVB”), Signature Bank and Silvergate Bank and their impact on the broader market through other customers, suppliers and partners (or that the conditions which resulted in the liquidity concerns with SVB, Signature Bank and Silvergate Bank may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships) ; and other risk factors . Other relevant risk factors may be detailed from time to time in the Company's press releases and filings with the U . S . Securities and Exchange Commission, including, without limitation, the Company’s Form 10 - K for the year ended December 31 , 2022 , and the Company’s Form 10 - Q for the quarterly period ended March 31 , 2023 . In addition, there can be no guarantee that the board of directors (“Board”) of the Company will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends . Any forward - looking statement speaks only as of the date of this presentation, and the Company undertakes no obligation to update these forward - looking statements to reflect events or circumstances that occur after the date of this presentation . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results . Non - GAAP Financial Measures . This presentation contains financial information determined by methods other than in accordance with U . S . generally accepted accounting principles (“GAAP”) . The Company’s management uses these non - GAAP financial measures in their analysis of the Company’s performance and capital adequacy . These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax - exempt, as well as exclude from net income (including on a per share diluted basis), pre - tax, pre - provision earnings, net charge - offs, income available to common shareholders, non - interest income, and non - interest expense certain income and expense items attributable to, for example, merger activity (primarily including merger - related expenses and Day 2 CECL provisions), gains and/or losses on sale of branches, net branch right - sizing initiatives, loss on redemption of trust preferred securities and gain on sale of intellectual property . In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets, and presents certain other figures to include the effect that accumulated other comprehensive income could have on the Company’s capital levels . The Company further presents certain figures that are exclusive of the impact of Paycheck Protection Program (“PPP”) loans, deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities . The Company’s management believes that these non - GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, present the Company’s capital inclusive of the potential impact of AOCI (primarily comprised of unrealized losses on securities), as well as normalize for tax effects, the effects of the PPP, and certain other effects . Management, therefore, believes presentations of these non - GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non - GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods . These non - GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies . Where non - GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the appendix to this presentation .

3 Simmons First National Corporation A Mid - South based financial holding company serving our customers and the communities where we work and live since 1903 Company Overview $28.0 BILLION TOTAL ASSETS $22.5 BILLION TOTAL DEPOSITS 114 CONSECUTIVE YEARS PAYING DIVIDENDS 3 $7.8 BILLION ASSETS UNDER MANAGEMENT/ ADMINISTRATION $16.8 BILLION TOTAL LOANS 120 YEARS OF SERVICE 231 FINANCIAL CENTERS ACROSS SIX STATES 14.2% TOTAL RBC RATIO 7.2% TCE RATIO 1 4.6% DIVIDEND YIELD 2 75% LOAN TO DEPOSIT RATIO 0.28% NPA TO TOTAL ASSETS 292% NPL COVERAGE RATIO Figures presented on this slide are as of June 30, 2023, unless otherwise noted (1) Non - GAAP measures that management believes aids in the discussion of results. See appendix for Non - GAAP reconciliation (2) Based on July 14, 2023, closing stock price of $17.52 and projected annualized dividend rate of $0.80 per share (3) The future payment of dividends is not guaranteed and is subject to various factors, including approval by the Company’ s b oard of directors

Q2 23 Financial Highlights

Q2 23 Highlights

1 Bottom line results reflect continued focus on basic "blocking and tackling" fundamentals while navigating the challenging interest rate environment

Q2 net income	Q2 earnings per share
$58.3M	**$0.46**
Adjusted earnings[1] of $61.1M	Adjusted EPS[1] of $0.48

2 Decline in noninterest expense reflects cost savings identified as part of Better Bank Initiative and attention on actively managing expenses. On track to meet or exceed full-year guidance of $15 million in estimated cost savings

Q2 noninterest expense	NIE as a % of avg assets
-2% vs Q1 23	**2.02%** in Q2
Adjusted NIE[1] down 3%	Adjusted NIE[(1)] at 1.96%

3 Balance sheet reflects continued efforts to optimize our earning asset mix through targeted loan growth, while maintaining strong funding and liquidity positions, prudent underwriting standards and pricing discipline

QoQ loan growth +2%	Q2 NCO ratio at
$16.8B PE loans	**4 bps**
Loan to deposit ratio at 75%	ACL to loans at 1.25%

4 Focused on growing tangible book value per share while continuing to maintain a strong capital position and regulatory capital ratios above "well capitalized" guidelines

Book value per share	Share repurchase activity:
+5% vs Q2 22	**1.1M** shares in Q2
Tangible BVPS[1] +8%	$60M remaining capacity[2]

QoQ = 2Q23 vs 1Q23 PE – Period End NCO Ratio – Net Charge-Offs as a Percentage of Average Loans (annualized) ACL – Allowance for Credit Losses
(1) Non-GAAP measures that management believes aids in the discussion of results. See Appendix for Non-GAAP reconciliation
(2) Market conditions and our capital needs will drive the decisions regarding additional, future stock repurchases

5

Balance Sheet Highlights

$ in millions, except per share data	Q2 23	Q1 23	Q2 22	Q2 23 vs Q1 23 $ Change	Q2 23 vs Q1 23 % Change	Q2 23 vs Q2 22 $ Change	Q2 23 vs Q2 22 % Change
Period End Balances							
Total loans	$16,833.7	$16,555.1	$15,110.3	$278.6	2 %	$1,723.3	11 %
Investment securities	7,336.5	7,521.4	8,161.3	(184.9)	(2)	(824.8)	(10)
Total assets	27,959.1	27,583.4	27,218.6	375.7	1	740.5	3
Total deposits	22,488.7	22,451.8	22,035.9	36.9	-	452.9	2
Borrowed funds	1,842.0	1,532.7	1,637.0	309.3	20	205.0	13
Total stockholders' equity	3,356.3	3,339.9	3,259.9	16.4	-	96.4	3
Average Balances							
Total loans	$16,702.4	$16,329.8	$14,478.2	$372.6	2 %	$2,224.2	15 %
Investment securities	7,448.4	7,555.6	8,400.1	(107.2)	(1)	(951.7)	(11)
Total assets	27,766.1	27,488.7	26,769.0	277.4	1	997.1	4
Total deposits	22,199.2	22,520.4	21,320.4	(321.3)	(1)	878.8	4
Borrowed funds	1,935.4	1,302.5	1,870.1	633.0	49	65.3	3
Total stockholders' equity	3,358.9	3,370.7	3,361.7	(11.7)	-	(2.8)	-
Select Other Data							
Equity to assets	12.00 %	12.11 %	11.98 %				
Tangible common equity to tangible assets[1]	7.22	7.25	7.03				
Book value per share	$26.59	$26.24	$25.31	$0.35	1 %	$1.28	5 %
Tangible book value per share[1]	15.17	14.88	14.07	0.29	2	1.10	8
Allowance for credit losses to total loans	1.25 %	1.25 %	1.41 %				
Nonperforming loan coverage ratio	292	324	334				

(1) Non-GAAP measures that management believes aids in the discussion of results. See appendix for Non-GAAP reconciliation

6

Q2 23 Highlights Linked Quarter Comparison (Q2 23 vs Q1 23) □ Total revenue of $ 208 . 6 million reflects decline in net interest income due to increase in cost of funds, partially offset by fees and other income □ Better Bank Initiative and focus on actively managing controllable expenses leads to decline in noninterest expense ▪ $ 3 . 5 million, or 2% , decline in noninterest expense ▪ $4.9 million, or 3%, decline in adjusted noninterest expense □ Pre - provision net revenue of $ 68 . 9 million ; adjusted pre - provision net revenue of $ 72 . 6 million % Change vs Q1 23 Q2 22 Q1 23 Q2 22 Q2 23 Income Summary $ in millions, except per share data (12) % (8) % $177.8 $185.1 $163.2 Net interest income 13 (1) 45.8 40.3 45.4 Noninterest income, excluding securities gain (loss) 1 (7) (7) 223.7 225.4 208.6 Total revenue, excluding securities gain (loss) 1 (11) (2) 143.2 156.8 139.7 Noninterest expense - (14) 80.4 68.6 68.9 Pre - provision net revenue 1 NM NM - (0.2) (0.4) Gain (loss) on sale of securities NM NM 10.9 33.9 0.1 Provision for credit losses on loans - NM 13.3 - - Provision for credit losses on investment securities 42 (5) 10.6 7.2 10.1 Provision for income taxes 112% 28% $ 45.6 $ 27.5 $ 58.3 Net income 119% 28% $ 0.36 $ 0.21 $ 0.46 Diluted EPS $ 1.8 $ 40.6 $ 2.8 Impact of certain items, net of tax 1, 2 (19) % (12) % $ 82.8 $ 89.9 $ 72.6 Adjusted pre - provision net revenue 1 (10) % 29% $ 47.3 $ 68.1 $ 61.1 Adjusted earnings 1 (9) % 30% $ 0.37 $ 0.53 $ 0.48 Adjusted diluted EPS 1 7 Income Summary Note: Numbers may not add due to rounding NM – not meaningful (1) Non - GAAP measures that management believes aids in the discussion of results. See appendix for Non - GAAP reconciliation (2) Effective tax rate of 26.135%

Net Interest Income and Margin (FTE)

Net Interest Income
$ in millions; FTE



$191.2
$199.8
$199.8
$184.1
$169.3
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23

Net Interest Income Evolution
$ in millions; FTE



$184.1
$18.2
$(20.8)
$(11.9)
($0.3)
$169.3
Q1 23
Δ in Interest Income (FTE) excluding accretion
Δ in Interest Expense - Deposits
Δ in Interest Expense - Borrowings
Δ in Accretion
Q2 23

Net Interest Margin/Earning Assets Yield
FTE (%)



3.57
3.96
4.49
4.78
4.95
3.24
3.34
3.31
3.09
2.76
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
NIM
EA Yield

Loan, Securities & Deposits Yield/Rate
FTE (%)



4.54
4.86
5.40
5.67
5.89
2.08
2.29
2.68
2.92
2.91
0.18
0.47
1.02
1.58
1.96
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Loan Yield (FTE)
Securities (FTE)
Cost of Deposits

Q2 23 Highlights

Linked Quarter Comparison (Q2 23 vs Q1 23)

- Asset portion of balance sheet
  - +22 bps increase in yield on loans
  - -1 bp decrease in yield on securities
  - +17 bps increase in yield on earnings assets
  - Average loans up 2%
  - Average securities down 1%
- Liability portion of balance sheet
  - +38 bps increase in cost of deposits reflects change in mix of deposits and competitive environment to defend core deposit base
  - Strategically utilized short-term borrowings to elevate liquidity position given macro economic environment, debt ceiling and near-term earning asset growth given timing of cash flows
- Approximately $330 million of SFNC subordinated debt converted from fixed rate to floating rate on 4/1/23 resulting in a $2.1 million increase in interest expense in the quarter
- Remaining balance of purchase accounting accretion at 6/30/23 was $17.1 million

FTE – Fully taxable equivalent using an effective tax rate of 26.135%
Totals may not foot due to rounding

8

Noninterest Income

$ in millions	Q2 23	Q1 23	Q2 22	% Change vs Q1 23	% Change vs Q2 22
Service charges on deposit accounts	$12.9	$12.4	$ 11.4	4 %	13 %
Wealth management fees	7.4	7.4	7.2	1	3
Debit and credit card fees	8.0	8.0	8.2	-	(3)
Mortgage lending income	2.4	1.6	2.2	53	7
Bank owned life insurance	2.6	3.0	2.6	(14)	-
Other service charges and fees	2.3	2.3	1.9	(1)	21
Other	9.8	7.3	6.8	35	44
	45.4	41.9	40.3	8	13
Gain (loss) on sale of securities	(0.4)	-	(0.2)	NM	NM
Legal reserve recapture	-	4.0	-	NM	-
Total noninterest income	**$45.0**	**$45.8**	**$40.2**	**(2) %**	**12 %**
Adjusted noninterest income[1]	**$45.0**	**$45.8**	**$40.3**	**(2) %**	**12 %**

Q2 23 Highlights

Linked Quarter Comparison (Q2 23 vs Q1 23)

- Recurring fee income (service charges on deposit accounts, wealth management fees and debit and credit card fees) up 2% on a linked quarter basis
- Expect noninterest income growth to moderate in second half of the year given industry-wide changes related to service charges on deposit accounts
- Increase in other income primarily reflects fair value adjustments related to SBIC investments and death benefit from bank owned life insurance totaling $3.5 million

Revenue Per Employee (FTE)
($ in thousands)



$69.7
$69.8
$73.8
$73.7
$73.5
$72.2
$70.1
$70.1
$67.9
$68.0
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Total revenue per employee
Adjusted total revenue per employee(1)

Noninterest Income to Total Revenue



17.8%
17.9%
18.2%
18.1%
18.8%
17.4%
20.5%
20.5%
21.6%
21.8%
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23

Noninterest Income Per Employee (FTE)
($ in thousands)



$12.4
$12.5
$13.4
$13.3
$13.8
$12.6
$14.4
$14.4
$14.7
$14.8
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23

Totals may not foot due to rounding NM – not meaningful FTE – Full-time equivalent

(1) Non-GAAP measures that management believes aids in the discussion of results. See appendix for Non-GAAP reconciliation

9

Noninterest Expense

$ in millions	Q2 23	Q1 23	Q2 22	% Change vs Q1 23	% Change vs Q2 22
Salaries and employee benefits	$74.7	$77.0	$74.1	(3) %	1 %
Occupancy expense, net	11.4	11.6	11.0	(1)	4
Furniture and equipment	5.1	5.1	5.1	2	-
Deposit insurance	5.2	4.9	2.8	6	85
OREO and foreclosure expense	0.3	0.2	0.1	55	104
Other	42.9	43.1	44.5	-	(4)
Merger related costs	0.0	1.4	19.1	(99)	(100)
Total noninterest expense	**$139.7**	**$143.2**	**$156.8**	**(2) %**	**(11) %**
Adjusted noninterest expense[1]	**$136.0**	**$140.9**	**$135.7**	**(3) %**	**- %**

Q2 23 Highlights

Linked Quarter Comparison (Q2 23 vs Q1 23)

- Better Bank Initiative and focus on actively managing controllable expenses leads to decline in noninterest expense
  - $3.5 million, or 2%, decline in noninterest expense
  - $4.9 million, or 3%, decline in adjusted noninterest expense
- Decline in salaries and employee benefits reflects $3.0 million incentive accrual adjustment and seasonally higher Q1 expenses offset, in part, by early retirement program expense of $3.6 million
- Noninterest expense as a percentage of average assets at 2.02% and adjusted noninterest expense at 1.96%



Noninterest Expense as a Percentage of Total Average Assets
2.34%
2.03%
2.07%
2.03%
2.10%
2.08%
2.11%
2.08%
2.02%
1.96%
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Noninterest expense
Adjusted noninterest expense (1)



Efficiency Ratio
67.8%
56.7%
57.2%
54.4%
58.3%
57.0%
62.3%
59.4%
65.2%
61.3%
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Efficiency ratio
Adjusted efficiency ratio (1)



Employees (FTE)
3,233
3,206
3,236
3,189
3,066
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23

Note: Numbers may not add due to rounding NM – not meaningful FTE – full-time equivalent
(1) Non-GAAP measures that management believes aids in the discussion of results. See appendix for Non-GAAP reconciliation

10

Note: The “2023 Efficiency Targets Update” and “Long - Term Objectives” sections of this slide contain Company expectations and pr ojections Better Bank Initiative: On track to meet or exceed 2023 efficiency targets Long - Term Objectives (3 - 5 years) ROA ≥ 1.50% Efficiency ratio = low 50% 11 2023 Efficiency Targets Update Ongoing Initiatives □ Balance sheet, liquidity & revenue optimization □ Enhance deposit and lending operations processes □ Expand data analytics capabilities and decision process □ Optimize product delivery channels □ Continued optimization of branch and digital delivery channels □ Early Retirement Program ▪ Program substantially completed during Q 2 ▪ ~ $ 5 . 1 million of annual cost savings □ Other Identified Opportunities ▪ Extensive progress completed on other identified opportunities during Q 2 ▪ Expect to achieve more than 50 % of annual costs savings by the end of Q 3 □ On track to meet or exceed $ 15 million in annual noninterest expense cost savings by the end of 2023

Deposits, Securities, Liquidity, Interest Rate Sensitivity and Capital

0.65% 1.41% 2.10% 2.57% 0.47% 1.02% 1.58% 1.96% 2.20% 3.65% 4.52% 4.99% 0.00% 0.75% 1.50% 2.25% 3.00% 3.75% 4.50% 5.25% Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Interest Bearing Deposits Cost of Deposits Avg Fed Funds Rate Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Noninterest Bearing Interest Bearing Transactions Time Deposits 13 Deposits: Reflects industry - wide migration to interest bearing deposits Source: Average Fed Funds rate based on data from www.macrotrends.net (1) Deposit beta calculated as change in cost of deposits from Q4 21 to Q2 23 divided by the change in quarterly average Fe der al Funds Effective rate for Q4 21 vs Q2 23. (2) Uninsured deposits represent deposit accounts that exceed FDIC insurance limit, excluding public fund accounts and othe r d eposit accounts that are collateralized, accounts that utilize CDARS or repo sweep programs and deposit balances of SFNC subs idi aries $22.0 Evolution of Funding Rates $22.1 $22.5 $284 $399 $(421) $(225) $37 Linked Quarter Deposit Change $ in millions Total Deposits Noninterest Bearing Transaction Accounts Interest Bearing Transaction Accounts Time Deposits Deposit Mix $ in billions $22.5 Brokered Deposits (money market & CDs) 37% deposit beta during this cycle 1 $22.5 FHLB borrowing availability Unpledged securities Fed Funds lines and Fed Discount Window and Bank Term Funding Program Additional Liquidity Sources $ in millions Total at 6.30.23 $11,096 $ 5,345 3,877 1,874 Uninsured deposits 2 at 6.30.23 $4,817 Coverage ratio of uninsured deposits 2.3x

Securities Portfolio: Highly rated portfolio and balance sheet optimization funding source FTE – fully taxable equivalent using an effective tax rate of 26.135% Data presented on this slide is as of June 30, 2023, unless otherwise noted (1) Effective yield of securities portfolio at 6/30/23, excluding AOCI impact of HTM transfers made during Q2 22 14 9% 37% 47% 7% Securities Portfolio by Type Treasury/Agency States and Political Subdivisions MBS/CMO Corporate & Other AFS HTM At June 30, 2023 $2,773 $2,123 Aaa /AAA 526 1,161 Aa/AA 106 311 A 160 158 Baa/BBB 14 8 Not Rated $3,580 $ 3 , 760 Total $3,580 $ 3 , 095 Fair value Securities Portfolio Bond Ratings $ in millions 39% 61% Senior Debt Subordinated Debt Corporate Bond Portfolio Effective Duration Yield (FTE) (1) At June 30, 2023 Fixed Rate 13.12 3.23% Municipal 5.24 2.06 MBS/CMO 8.04 2.30 Treasury/Agency 4.14 4.41 Corporate 7.53 2.37 Other 0.02 5.31 Variable Rate 7.42 3.06% Total Securities Portfolio Summary Including the impact of $1B matched swap on certain fixed rate securities, the effective duration of the securities portfolio is reduced to 6.64 Securities Portfolio Highlights □ Continued focus on balance sheet optimization leads to further decline in securities portfolio . □ Average securities to total earning assets of 30 % at 6 / 30 / 23 compared to 39 % at 12 / 31 / 21 □ Cash flows from principal maturities of securities provides flexibility to fund future loan growth or reduce wholesale funding . □ Approximately $ 140 - $ 180 million per quarter of projected principal maturities □ 95 . 4 % of total portfolio A - rated or higher at 6 / 30 / 23 □ 53 % of corporate bond portfolio invested in Fortune 500 companies □ Liquidated certain nonperforming securities at a loss of $ 391 , 000 during Q 2 23 43% 10% 21% 26% Fortune 500 - Banks Fortune 500 - Other Banks >$20B in assets Banks <$20B in assets

Loan to Deposit Ratio 76% 67% 62% 60% 62% 62% 69% 70% 72% 74% 75% Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Peer Median 1 80% 75% 72% 71% 69% 69% 74% 79% 83% 84% NA Schedule of Certain Maturities (over the next 12 months) 15 Liquidity: Significant sources of liquidity and low reliance on borrowed funds Cash and Cash Equivalents + Variable Rate Securities $ in millions Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Cash & Cash Equivalents Variable Rate Securities $3,606 $3,286 $3,150 $3,132 $2,321 $1,910 $1,824 NA – not available (1) Source: S&P Global Market Intelligence. Represents peer median loan to deposit ratio. Peer group includes ABCB, AUB, OZK, BO KF, CADE, CBSH, FBK, HWC, HTLF, HOMB, IBTX, ONB, PNFP, PB, RNST, SSB, SNV, TRMK, UMBF, UCBI Borrowed Funds as a Percent of Total Liabilities 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 3/31/2023 6/30/23 8% 7% 6% 6% 5% 6% 13% 13% 10% 10% 9% 6% 6% $1,572 □ ~ $ 140 - $ 180 million per quarter of projected securities principal maturities □ ~ $ 1 . 1 billion of fixed rate loans principal maturities at a weighted average rate of 5 . 42% □ ~ $ 1 . 3 billion of FHLB advances maturities at a weighted average rate of 5 . 21% $1,578 7%

Interest Rate Sensitivity: Swap resets rate on hedged securities at the end of Q3

Balance Sheet Interest Rate Sensitivity

Over the next 12 months (estimated)

Immediate change in interest rates

Estimated net interest income sensitivity given immediate, parallel shift in interest rates across the yield curve with a static balance sheet



0.53%
0.33%
0.09%
D50 bps
D25 bps
U25 bps

Gradual change in interest rates*

Estimated net interest income sensitivity given gradual, parallel shift in interest rates across the yield curve with a static balance sheet



(0.06)%
0.03%
0.04%
D50 bps
D25 bps
U25 bps

Fair Value Hedges

At June 30, 2023

Entered into a 2-year forward starting swap in September 2021 to convert designated AFS securities from fixed interest rates to variable interest rates based on federal funds effective rate. Total duration of the swap is 7 years, but can be unwound in whole, or in part, prior to maturity at the Company's discretion.

Instrument	Hedged Asset	Notional	Fair Value	Weighted Avg Pay Rate	Receive Rate
2-yr Forward Starting Swap	Fixed Rate Callable AFS Securities	$1.0 Billion	$119 Million	1.21%	Federal Funds Effective (currently 5.08%)

3.87% Spread based on current rates (as of 7.24.23)
Equates to estimated ~$39M of interest income (annual basis)

Loan Portfolio

At June 30, 2023



Fixed vs Variable Rate
57%
43%
• Variable Rate Loans • Fixed Rate Loans
Floor Status – Variable Rate Loans
27%
73%
• No Floor • Not At Floor
Variable Rate Loans – Rate Reset Date
23%
48%
5%
24%
• Daily • Within 3Mo • 4 to 12 Mo • Over 12 Mo

* Assumptions used in balance sheet interest rate sensitivity estimates under a gradual increase/decrease in interest rates include the following:
Down 50 bps scenario – 25 bp decrease in December 2023 and 25 bp decrease in January 2024
Down 25 bps scenario – 25 bp decrease in December 2023
Up 25 bps scenario – 25 bp increase July 2023

16

17 Capital: Focused on growing tangible book value while maintaining a strong capital position (1) Q2 23 data as of June 30, 2023, Q1 23 data as of March 31, 2023, and Q2 22 data as of June 30, 2022 (2) Non - GAAP measure that management believes aids in the discussion of results. See Appendix for Non - GAAP reconciliation (3) Market conditions and our capital needs will drive the decisions regarding additional, future stock repurchases 9.2% 9.2% 9.2% Q2 22 Q1 23 Q2 23 W ELL C APITALIZED 5.0% Tier 1 Leverage Ratio 1 12.1% 11.9% 11.9% Q2 22 Q1 23 Q2 23 CET 1 Capital Ratio 1 W ELL C APITALIZED 6.5% 12.1% 11.9% 11.9% Q2 22 Q1 23 Q2 23 Tier 1 Risk - Based Capital Ratio 1 14.8% 14.5% 14.2% Q2 22 Q1 23 Q2 23 Total Risk - Based Capital Ratio 1 W ELL C APITALIZED 10.0% W ELL C APITALIZED 8.0% $25.31 $26.24 $26.59 Q2 22 Q1 23 Q2 23 Book Value Per Common Share 1 +5% $14.07 $14.88 $15.17 Q2 22 Q1 23 Q2 23 Tangible Book Value Per Common Share 1,2 Capital Ratios (at 6/30/23) CET 1 Capital Ratio 11.9% CET 1 Capital Ratio, Including AOCI 2 9.7% Equity to Assets 12.0% Tangible Common Equity Ratio 2 7.2% +8% Share Repurchase Program 3 (activity in Q2 23) • 1.1 million shares repurchased • $17.75 weighted average price • $20M total cost of shares repurchased • ~$60M remaining share authorization

Loan Portfolio

Loan Portfolio: Solid growth that was geographically widespread


Loan Portfolio Waterfall
$ in millions
+2%
$16,555
$4,719
$(4,440)
$16,834
Funded loan /advances
Paydowns/ payoffs
Total loans at 3/31/23
Total loans at 6/30/23


Linked Quarter Loan Growth
$ in millions
Total Loans $279
RE - Commercial $25
RE - Construction $154
Commercial $(99)
RE – Single Family $43
Consumer & Other $34
Agricultural $60
Mortgage Warehouse / PPP $62


Unfunded Commitments
$ in millions
Q2 22 $4,473
Q3 22 $5,138
Q4 22 $5,000
Q1 23 $4,725
Q2 23 $4,443
82% variable rate
• 73% tied to Prime
• 27% tied to SOFR

Loan Portfolio Highlights

- Well diversified growth by type and geographic market
- Expect loan growth to moderate throughout the year given current economic forecasts and as unfunded commitments draw down
- Highly focused on maintaining conservative underwriting standards and structure guidelines while emphasizing prudent pricing discipline
- Office portfolio (non-owner occupied) represents 5% of total loan portfolio (6% at end of Q1); granular portfolio with average loan size of $2.1 million and average LTV less than 49%

PPP – Paycheck Protection Program

19

Loan Portfolio: Well-diversified, granular portfolio with no significant concentrations

Loan Portfolio – Geographic diversification
By State


$16.4B[1]
32%
18%
16%
10%
5%
2%
17%
Texas
Arkansas
Tennessee
Missouri
Oklahoma
Kansas
Other

Top 10 MSAs	% of Total Loans[1]
Dallas-Plano-Irving	9.9%
Houston-Sugarland-Baytown	8.2%
Memphis	6.0%
Nashville-Davidson-Murfreesboro	5.8%
Little Rock-North Little Rock-Conway	5.5%
Fort Worth-Arlington	5.2%
St. Louis	3.7%
Fayetteville-Springdale-Rogers	3.3%
Oklahoma City	2.3%
Jonesboro, AR	2.1%

Office Portfolio (non-owner occupied)
By State


$0.9B
44%
13%
12%
10%
3%
2%
16%
Texas
Arkansas
Tennessee
Missouri
Oklahoma
Kansas
Other

Key Statistics	At 6/30/23
NPL Ratio	0.00%
Past Due 30+ Days	0.01%
Average Loan Size	$2.3M
Median Loan Size	$0.5M
Number of Loans <$1M	65%
Average LTV	48.9%
Weighted Average LTV	56.2%

Retail (non-owner occupied)
By State


$1.1B
46%
12%
11%
9%
6%
16%
Texas
Arkansas
Tennessee
Missouri
Oklahoma
Other

Key Statistics	At 6/30/23
NPL Ratio	0.00%
Past Due 30+ Days	0.00%
Average Loan Size	$1.9M
Median Loan Size	$0.9M
Number of Loans <$1M	52%
Average LTV	51.0%
Weighted Average LTV	59.0%

Construction-Land Development
By State


$2.9B
43%
9%
15%
4%
3%
3%
23%
Texas
Arkansas
Tennessee
Missouri
Oklahoma
Kansas
Other

Key Statistics	At 6/30/23
NPL Ratio	0.11%
Past Due 30+ Days	0.04%
Average Loan Size	$1.1M
Median Loan Size	$0.3M
Number of Loans <$1M	78%
Average LTV	57.7%
Weighted Average LTV	59.7%

(1) Total loans excluding credit card portfolio and mortgage warehouse
Data shown above as of June 30, 2023.

20

+62 bps $766 $750 $824 $455 $392 $292 $248 $929 $838 $1,077 $542 $460 $252 $167 $619 $776 $1,114 $552 $270 $504 $274 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Opportunity Proposal Ready to Close $2,314 $2,364 $3,015 $1,549 $1,122 21 Loan Pipelines: Reflects economic conditions and prudent credit underwriting standards 1 Rate ready to close represents the weighted average rate on commercial loans and does not include fees, including FAS 91 fe es, associated with the commercial loan Rate Ready to Close (1) 3.28% 3.43% 4.45% 5.84% 6.85% 7.32% 7.94% Commercial Loan Pipeline by Category $ in millions $291 $219 $223 $183 $127 $106 $152 $108 $99 $58 $36 $21 $36 $32 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Mortgage Closed Loan Volume Mortgage Pipeline Volume Mortgage Loan Volume $ in millions $1,048 Q2 23 Highlights □ Focused on maintaining prudent underwriting standards and pricing discipline given projections surrounding near - term future economic growth □ Proposal and opportunity pipelines reflects current economic environment and disciplined credit appetite □ Rate ready to close + 62 bps on a linked quarter basis □ Mortgage loan originations in Q 2 23 : ▪ 84 % purchase ▪ 16 % refinance $689

Credit Quality

Credit Quality: Remains at historically low-levels in the current environment

Nonperforming loans / loans[1]



Strategic decision to de-risk certain elements of the loan portfolio through planned run-off of particular acquired non-relationship credits
0.81%
0.67%
0.65%
0.96%
0.57%
0.37%
Annual
0.37% 0.37% 0.38% 0.43%
Quarterly
2017 2018 2019 2020 2021 2022
Q3 22 Q4 22 Q1 23 Q2 23

Nonperforming assets / total assets[1]



Annual
Quarterly
0.83%
0.64%
0.55%
0.64%
0.31%
0.23%
0.23% 0.23% 0.26% 0.28%
2017 2018 2019 2020 2021 2022
Q3 22 Q4 22 Q1 23 Q2 23

Net charge-offs to average loans[2]



Annual
Quarterly
0.31%
0.21%
0.24%
0.45%
0.13%
0.09%
0.00%
0.13%
0.03%
0.04%
2017 2018 2019 2020 2021 2022
Q3 22 Q4 22 Q1 23 Q2 23

Annual Trend	6/30/23	3/31/23	Change
NPL / Loans	0.43%	0.38%	5 bps
Nonperforming Loans (in millions)	$72.0	$63.7	$8.3
NPA / Assets	0.28%	0.26%	2 bps
Nonperforming Assets (in millions)	$76.9	$71.4	$5.5
Past Due 30+ Days / Loans	0.10%	0.15%	(5) bps
Net Charge-offs / Average Loans	0.04%	0.03%	1 bp
NPL Coverage Ratio	292%	324%	(32) bps
ACL / Loans	1.25%	1.25%	-
Total Loans (in millions)	$16,834	$16,555	$279

Key Highlights

- Increase in nonperforming loans was principally driven by a single, C&I relationship totaling $9.6 million
- Shortly after the end of the quarter, received $2.9 million initial payment on nonperforming relationship noted above
- 1 basis point of net charge offs, excluding credit card portfolio
- Credit card charge-offs reflects industry-wide trend albeit at lower levels
- Loans past due 30+ days down 5 bps on a linked quarter basis

Credit card portfolio net charge-off ratio[2]



1.61% 1.64%
1.86%
1.60%
1.40% 1.44%
Annual
1.30%
1.52%
1.69%
2.25%
Quarterly
2017 2018 2019 2020 2021 2022
Q3 22 Q4 22 Q1 23 Q2 23

Key Credit Metrics:

- Average FICO Scores 755
- Balance Weighted Average FICO Score 746
- Line Utilization 20%

Credit metrics reflect strategic decision in 2019 to de-risk certain elements of acquired loan portfolios

Source: S&P Global Market Intelligence 2017 – 2022

(1) As of December 31, for each respective year shown above; quarterly data as of the end of the quarter for each respective period

(2) Net charge-offs to average loans for the full-year for each respective year shown above; quarterly annualized data for each respective quarter

23

24 ACL: Reflects Moody’s revised economic forecast Note: Numbers may not add due to rounding ACL – Allowance for Credit Losses on Loans (1) ALLL for 2017 – 2019 and ACL 2020 – 2023 (2) As of December 31, for each respective year shown above; quarterly data as of the end of the quarter for each respectiv e p eriod ACL / Loans ACL $ in millions 1.49% $ 178.9 ACL as of 3/31/22 - Q2 22 Provision 30.3 Day 2 CECL Provision (Spirit) (0.7) Q2 22 Net Charge - Offs 4.1 Day 1 PCD Allowance (Spirit) 1.41% $ 212.6 ACL as of 6/30/22 (15.9) Q3 22 Recapture of Provision (0.2) Q3 22 Net Charge - Offs 1.1 Day 1 PCD Allowance Adjustment (Spirit) 1.27% $ 197.6 ACL as of 9/30/22 - Q4 22 Provision (5.1) Q4 22 Net Charge - Offs 4.5 Day 1 PCD Allowance Adjustment (Spirit) 1.22% $ 197.0 ACL as of 12/31/22 10.9 Q1 23 Provision (1.3) Q1 23 Net Charge - Offs 1.25% $ 206.6 ACL as of 3/31/23 5.1 Q2 Provision (1.6) Q2 23 Net Charge - Offs 1.25% $ 210.0 ACL as of 6/30/23 Allowance for Credit Losses on Loans and Loan Coverage Reserve for Unfunded Commitments As of 6/30/23 As of 3/31/23 As of 12/31/22 As of 9/30/22 As of 6/30/22 $ in millions $4,443 $4,725 $5,000 $5,138 $4,473 Unfunded Commitments $36.9 $41.9 $41.9 $41.9 $25.9 Reserve for Unfunded Commitments $(5.0) - - $16.0 $3.5 Provision for Unfunded Commitments 0.8% 0.9% 0.8% 0.8% 0.6% Reserve / Unfunded Balance ACL METHODOLOGY AS OF 6/30/23: ▪ Moody’s June 2023 scenarios with management’s weighting: Baseline (70%) / S1 (10%) / S3 (20%) ▪ Total credit coverage / total commitments: 1.16% ACL/ALLL 1 / Loans (%) and ACL/ALLL ($) 2 $ in millions $68 $220 $238 $205 $179 $213 $198 $197 $207 $210 0.46% 1.52% 1.85% 1.71% 1.49% 1.41% 1.27% 1.22% 1.25% 1.25% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 $250 2019 1/1/20 CECL Adoption 2020 2021 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 $5.0 million recapture of reserve for unfunded commitments in the quarter reflects decline in unfunded commitments

Breakout: Loan portfolio by category

$ in millions	as of March 31, 2023 Balance $	as of March 31, 2023 % of Total Loans	as of June 30, 2023 Balance $	% of Total Loans	Classified $	Nonperforming $	Unfunded Commitment $	ACL %	Unfunded Commitment Reserve
Total Loan Portfolio									
Consumer - Credit Card	189	1%	210	1%	1	1	-	3.1%	-
Consumer - Other	143	1%	148	1%	-	1	24	2.2%	0.5%
Real Estate - Construction	2,777	17%	2,931	17%	9	3	2,415	1.3%	1.3%
Real Estate - Commercial	7,521	45%	7,546	45%	105	14	249	1.0%	0.5%
Real Estate - Single-family	2,590	16%	2,633	16%	28	22	326	1.9%	0.4%
Commercial	2,661	16%	2,562	15%	35	29	1,307	1.1%	0.1%
PPP	8	-	7	-	-	-	-	-	-
Mortgage Warehouse	152	1%	215	1%	-	-	-	0.2%	-
Agriculture	221	1%	281	2%	3	2	121	0.9%	0.2%
Other	293	2%	301	2%	-	-	1	1.0%	0.2%
Total Loan Portfolio	**16,555**	**100%**	**16,834**	**100%**	**181**	**72**	**4,443**	**1.25%**	**0.8%**
Loan Concentration (Holding Company Level):									
C&D	92%		99%						
CRE	263%		273%						
Select Loan Categories (excluding PPP)									
Retail	1,465	9%	1,332	8%	6	3	115	1.4%	1.5%
Nursing / Extended Care	338	2%	329	2%	-	-	4	0.7%	0.3%
Healthcare	528	3%	553	3%	9	1	162	0.6%	0.6%
Multifamily	1,130	7%	1,228	7%	16	1	902	0.9%	1.1%
Hotel	793	5%	745	4%	52	5	67	2.1%	2.4%
Restaurant	519	3%	520	3%	2	1	41	1.0%	0.6%
NOO Office	962	6%	924	5%	4	-	92	2.2%	3.5%
NOO Industrial Warehouse	1,211	7%	1,423	8%	-	-	527	0.2%	0.5%

25

Q2 23 Key Takeaways

27 Q2 23 Key Takeaways 1 Extensive progress completed on Better Bank Initiative during the quarter . On track to meet or exceed estimated annual cost savings that have been identified to date by the end of 2023 2 Maintained strong capital and liquidity positions . Regulatory capital ratios significantly above “well - capitalized” guidelines and additional liquidity sources represent 2 . 3 x uninsured deposits . Loan to deposit ratio ends the quarter at 75% 3 Credit quality metrics continue to reflect our conservative risk profile and prudent underwriting standards . Allowance to loan ratio of 1 . 25% , net charge - off ratio of 4 basis points and nonperforming assets to total assets of 0 . 28% 4 Balance sheet optimization driven by disciplined loan growth and utilization of maturities from securities portfolio as a funding source . Deposit growth further reflects measures instituted to defend our core deposit franchise

Appendix

Digital: Digital solutions focused on expanding deposit gathering capabilities

Customer Transactions by Channel



+13% Digital
69%
72%
Q2 22
Q2 23
Branch Transactions
Digital Transactions

Zelle® Volume (transactions)



+106%
+30%
+21%
+13%
+16%
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23

Mobile Deposit Dollars



+5%
Q2 22
Q2 23

Avg Balance per Mobile Account



+5%
Q2 22
Q2 23

Expanding Suite of Digital Solutions



Simmons Bank
Dashboard
Messages
Accounts
Transfers
Remote deposits
Open a new account
Support
NS
$0.00
Balance
Info
Nate

Q1 2023 — CDs & Money Market
Further expanded digital deposit account offerings to include CDs and Money Market accounts. Current customers can open an account simply by clicking "Open an account"

Q4 2022 — Credit Score Manager
Complimentary feature that allows customers to view their credit score, gain insight into the different factors that contribute to their score and run simulations

Q3 2022 — Coin Savings
By bundling a Coin Checking account with a Coin Savings account, customer can earn a higher interest rate[1]

Q3 2021 — Zelle
Allows customers to quickly and easily send, receive and request money with friends and family right from Simmons Bank Mobile and Online Banking

Q2 2021 — Coin Checking
Simmons Bank's first digital account origination solution

Zelle and Zelle related marks are wholly owned by Early Warning Services, LLC and are used herein under license
(1) Certain terms and conditions apply and can be found on our website at https://www.simmonsbank.com/personal/checking/coin-checking

29

Non-GAAP Reconciliations

$ in thousands, except per share data	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Calculation of Adjusted Earnings					
Net Income	$ 27,454	$ 80,603	$ 83,260	$ 45,589	$ 58,314
Certain items					
Merger related costs	19,133	1,422	35	1,396	19
Branch right sizing, net	380	1,235	1,104	979	95
Day 2 CECL provision	33,779	-	-	-	-
Donation to Simmons First Foundation	1,738	-	-	-	-
Loss from early retirement of TruPS	-	365	-	-	-
Gain on sale of intellectual property	-	(750)	-	-	-
Gain on insurance settlement	-	-	(4,074)	-	-
Early retirement program	-	-	-	-	3,609
Tax effect[1]	(14,382)	(594)	768	(621)	(972)
Certain items, net of tax	40,648	1,678	(2,167)	1,754	2,751
Adjusted earnings (non-GAAP)	$ 68,102	$ 82,281	$ 81,093	$ 47,343	$ 61,065
Calculation of Earnings and Adjusted Earnings per Diluted Share					
Net Income	$ 27,454	$ 80,603	$ 83,260	$ 45,589	$ 58,314
Less: Preferred stock dividend	-	-	-	-	-
Earnings available to common shareholders	$ 27,454	$ 80,603	$ 83,260	$ 45,589	$ 58,314
Diluted earnings per share	$ 0.21	$ 0.63	$ 0.65	$ 0.36	$ 0.46
Adjusted earnings (non-GAAP)	$ 68,102	$ 82,281	$ 81,093	$ 47,343	$ 61,065
Less: Preferred stock dividend	-	-	-	-	-
Adjusted earnings available to common shareholders (non-GAAP)	$ 68,102	$ 82,281	$ 81,093	$ 47,343	$ 61,065
Adjusted diluted earnings per share (non-GAAP)	$ 0.53	$ 0.64	$ 0.64	$ 0.37	$ 0.48

(1) Effective tax rate of 26.135%

30

Non-GAAP Reconciliations

$ in thousands	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Calculation of Pre-Provision Net Revenue (PPNR)					
Net interest income	$ 185,099	$ 193,585	$ 193,026	$ 177,835	$ 163,230
Noninterest income	40,178	43,023	44,647	45,835	44,980
Less: Gain (loss) on sale of securities	(150)	(22)	(52)	-	(391)
Less: Noninterest expense	156,813	138,943	142,575	143,228	139,696
Pre-Provision Net Revenue (PPNR) (non-GAAP)	$ 68,614	$ 97,687	$ 95,150	$ 80,442	$ 68,905
Calculation of Adjusted Pre-Provision Net Revenue					
Pre-Provision Net Revenue (PPNR) (non-GAAP)	$ 68,614	$ 97,687	$ 95,150	$ 80,442	$ 68,905
Plus: Merger related costs	19,133	1,422	35	1,396	19
Plus: Branch right sizing costs, net	380	1,235	1,104	979	95
Plus: Loss from early retirement of TruPS	-	365	-	-	-
Plus: Donation to Simmons First Foundation	1,738	-	-	-	-
Plus: Early Retirement Program	-	-	-	-	3,609
Less: Gain on sale of intellectual property	-	(750)	-	-	-
Less: Gain on insurance settlement	-	-	(4,074)	-	-
Adjusted Pre-Provision Net Revenue (non-GAAP)	$ 89,865	$ 99,959	$ 92,215	$ 82,817	$ 72,628
Calculation of Book Value and Tangible Book Value per Share					
Total common stockholders' equity	$ 3,259,895	$ 3,157,151	$ 3,269,362	$ 3,339,901	$ 3,356,326
Intangible assets:					
Goodwill	(1,310,528)	(1,309,000)	(1,319,598)	(1,320,799)	(1,320,799)
Other intangible assets	(137,285)	(133,059)	(128,951)	(124,854)	(120,758)
Total intangible assets	(1,447,813)	(1,442,059)	(1,448,549)	(1,445,653)	(1,441,557)
Tangible common stockholders' equity (non-GAAP)	$ 1,812,082	$ 1,715,092	$ 1,820,813	$ 1,894,248	$ 1,914,769
Shares of common stock outstanding	128,787,764	126,943,467	127,046,654	127,282,192	126,224,707
Book value per common share	$ 25.31	$ 24.87	$ 25.73	$ 26.24	$ 26.59
Tangible book value per common share (non-GAAP)	$ 14.07	$ 13.51	$ 14.33	$ 14.88	$ 15.17

31

Non-GAAP Reconciliations

$ in thousands, except number of employees (FTE)	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Calculation of Total Revenue Excluding Securities Gain (Loss) and Adjusted Total Revenue					
Net Interest Income (GAAP)	$ 185,099	$ 193,585	$ 193,026	$ 177,835	$ 163,230
Noninterest Income (GAAP)	40,178	43,023	44,647	45,835	44,980
Total Revenue	225,277	236,608	237,673	223,670	208,210
Less: Gain (loss) on sales of securities	(150)	(22)	(52)	-	(391)
Total Revenue, excluding securities gain (loss) (non-GAAP)	$ 225,427	$ 236,630	$ 237,725	$ 223,670	$ 208,601
Total Revenue, excluding securities gain (loss) (non-GAAP)	$ 225,427	$ 236,630	$ 237,725	$ 223,670	$ 208,601
Less: Branch right sizing income	(88)	(65)	-	-	-
Less: Gain on sale of intellectual property	-	750	-	-	-
Less: Loss from early retirement of TruPS	-	(365)	-	-	-
Less: Gain on insurance settlement	-	-	4,074	-	-
Adjusted Total Revenue (non-GAAP)	$ 225,515	$ 236,310	$ 233,651	$ 223,670	$ 208,601
Employees (FTE)	3,233	3,206	3,236	3,189	3,066
Total Revenue per Employee (FTE)	$ 69.68	$ 73.80	$ 73.45	$ 70.14	$ 67.91
Adjusted Total Revenue per Employee (FTE)	$ 69.75	$ 73.71	$ 72.20	$ 70.14	$ 68.04
Calculation of Adjusted Noninterest Income and Adjusted Noninterest Income Excluding Securities Gain (Loss)					
Noninterest Income (GAAP)	$ 40,178	$ 43,023	$ 44,647	$ 45,835	$ 44,980
Less: Branch right sizing income	(88)	(65)	-	-	-
Less: Gain on sale of intellectual property	-	750	-	-	-
Less: Loss from early retirement of TruPS	-	(365)	-	-	-
Less: Gain on insurances settlement	-	-	4,074	-	-
Adjusted Noninterest Income (non-GAAP)	$ 40,266	$ 42,703	$ 40,573	$ 45,835	$ 44,980
Adjusted Noninterest Income (non-GAAP)	$ 40,266	$ 42,703	$ 40,573	$ 40,835	$ 44,980
Less: Gain (loss) on sale of securities	(150)	(22)	(52)	-	(391)
Adjusted Noninterest Income, excluding securities gains (losses) (non-GAAP)	$ 40,416	$ 42,725	$ 40,625	$ 40,835	$ 45,371

FTE – Full time equivalent

32

Non-GAAP Reconciliations

$ in thousands	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Calculation of Noninterest Income to Total Revenue					
Noninterest Income to Total Revenue	17.83%	18.18%	18.79%	20.49%	21.60%
Adjusted Noninterest Income, excluding securities gain (loss) to Adjusted Total Revenue (non-GAAP) (reconciliation shown on page 33)	17.92%	18.08%	17.39%	20.49%	21.75%
Noninterest Income per Employee	$ 12.43	$ 13.42	$ 13.80	$ 14.37	$ 14.67
Adjusted Noninterest Income per Employee (FTE)	$ 12.50	$ 13.33	$ 12.55	$ 14.37	$ 14.80
Calculation of Adjusted Noninterest Expense					
Noninterest Expense (GAAP)	$ 156,813	$ 138,943	$ 142,575	$ 143,228	$ 139,696
Less: Merger related costs	19,133	1,422	35	1,396	19
Less: Branch right sizing expense	292	1,170	1,104	979	95
Less: Donation to Simmons First Foundation	1,738	-	-	-	-
Less: Early Retirement Program	-	-	-	-	3,609
Adjusted Noninterest Expense (non-GAAP)	$ 135,650	$ 136,351	$ 141,436	$ 140,853	$ 135,973
Calculation of Noninterest Expense to Average Assets					
Average total assets	$ 26,769,032	$ 26,868,731	$ 27,180,575	$ 27,488,732	$ 27,766,139
Noninterest expense to average total assets	2.34%	2.07%	2.10%	2.11%	2.02%
Adjusted noninterest expense to average assets (non-GAAP)	2.03%	2.03%	2.08%	2.08%	1.96%

FTE – Full time equivalent

33

Non-GAAP Reconciliations

$ in thousands	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Calculation of Efficiency Ratio and Adjusted Efficiency Ratio					
Noninterest Expense (efficiency ratio numerator)	$ 156,813	$ 138,943	$ 142,575	$ 143,228	$ 139,696
Total Revenue	$ 225,277	$ 236,608	$ 237,673	$ 223,670	$ 208,210
Fully taxable equivalent adjustment	6,096	6,203	6,770	6,311	6,106
Efficiency ratio denominator	$ 231,373	$ 242,811	$ 244,443	$ 229,981	$ 214,316
Efficiency ratio (based on GAAP figures)	67.77%	57.22%	58.33%	62.28%	65.18%
Adjusted Noninterest Expense (non-GAAP) (reconciliation shown on page 33)	$ 135,650	$ 136,351	$ 141,436	$ 140,853	$ 135,973
Less: Other real estate and foreclosure expense	142	168	350	186	289
Less: Amortization of intangible assets	4,096	4,225	4,108	4,096	4,098
Adjusted efficiency ratio numerator (non-GAAP)	$ 131,412	$ 131,958	$ 136,978	$ 136,571	$ 131,586
Adjusted Total Revenue (non-GAAP) (reconciliation shown on page 32)	$ 225,515	$ 236,310	$ 233,651	$ 223,670	$ 208,601
Fully taxable equivalent adjustment	6,096	6,203	6,770	6,311	6,106
Adjusted efficiency ratio denominator non-GAAP)	$ 231,611	$ 242,513	$ 240,421	$ 229,981	$ 214,707
Adjusted Efficiency Ratio (non-GAAP)	56.74%	54.41%	56.97%	59.38%	61.29%

Fully taxable equivalent adjustment using an effective tax rate of 26.135%

34

Non-GAAP Reconciliations

$ in thousands	Q2 2022	Q1 2023	Q2 2023
Calculation of Tangible Common Equity (TCE)			
Total stockholders' equity	$ 3,259,895	$ 3,339,901	$ 3,356,326
Less: Preferred stock	-	-	-
Total common stockholders' equity	$ 3,259,895	$ 3,339,901	$ 3,356,326
Total assets	$ 27,218,609	$ 27,583,446	$ 27,959,123
Less: Intangible assets	(1,447,813)	(1,445,653)	(1,441,557)
Total tangible assets	$ 25,770,796	$ 26,137,793	$ 26,517,566
Common equity to total assets	11.98%	12.11%	12.00%
Tangible common equity to tangible common assets (non-GAAP)	7.03%	7.25%	7.22%
Calculation of CET 1 Capital Ratio, Including the Impact of AOCI			
Total stockholders' equity	$ 3,259,895	$ 3,339,901	$ 3,356,326
CECL transition provision	92,619	61,746	61,746
Disallowed allowed intangible assets, net of deferred tax	(1,423,323)	(1,410,141)	(1,406,500)
Unrealized loss (gain) on available for sale securities (AOCI)	450,428	470,681	469,988
Total tier 1 capital (CET 1)	$ 2,379,619	$ 2,462,187	$ 2,481,560
Total tier 1 capital (CET 1)	$ 2,379,619	$ 2,462,187	$ 2,481,560
Less: Unrealized loss (gain) on available for sale securities (AOCI)	450,428	470,681	469,988
Total tier 1 capital, including AOCI (non-GAAP)	$ 1,929,191	$ 1,991,506	$ 2,011,572
Risk weighted assets	$ 19,669,149	$ 20,748,605	$ 20,821,075
CET 1 capital ratio	12.10%	11.87%	11.92%
CET 1 capital ratio, including AOCI	9.81%	9.60%	9.66%

FTE - Fully taxable equivalent adjustment using an effective tax rate of 26.135%

35

36 Non - GAAP Reconciliations FTE - Fully taxable equivalent adjustment using an effective tax rate of 26.135% Q2 Q1 Q2 2023 2023 2022 $ in thousands Calculation of Uninsured Deposit Coverage Ratio $ 5,491,062 $ 5,896,752 $ 7,071,483 Uninsured deposits at Simmons Bank ______674,552 ______628,592 ____ _555,636 Less: Intercompany eliminations $ 4,816,510 $ 5,268,160 $ 6,515,847 Total uninsured deposits $ 5,345,000 $ 5,574,000 $ 3,707,000 FHLB borrowing availability 3,877,000 3,000,000 3,597,000 Unpledged securities 1,874,000 2,206,000 504,000 Fed funds lines, Fed discount window and Bank Term Funding Program $ 11,096,000 $ 10,780,000 $ 7,808,000 Additional liquidity sources 2.3x 2.0x 1.2x Uninsured deposit coverage ratio

Nasdaq: SFNC 2 nd Quarter 2023 Earnings Presentation Contents 3 Company Profile 4 Q2 Financial Highlights 12 Deposits, Securities, Liquidity, Interest Rate Sensitivity and Capital 18 Loan Portfolio 22 Credit Quality 26 Q2 23 Key Takeaways 28 Appendix